EXHIBIT 10.13

                                 FIRST AMENDMENT
                                     TO THE
                          FIRST COMMUNITY BANK & TRUST
                             DEFERRED FEE AGREEMENT
                                       FOR
                            MERRILL M. WESEMANN, M.D.




        THIS AMENDMENT is made this 29th day of October, 1999, by and between FIRST COMMUNITY BANK & TRUST, located in Greenwood, Indiana (the "Company"), and MERRILL M. WESEMANN, M.D. (the "Director").

        On November 23, 1994, the Company and the Director executed the FIRST COMMUNITY BANK & TRUST DEFERRED FEE AGREEMENT (the "Agreement"). The undersigned hereby amends, in part, said Agreement to increase the death benefit due to an increase in the amount of Fees to be deferred by the Director, as follows:

        Article 5.1.1 of the Agreement shall be deleted in its entirety and the following new Article 5.1.1 shall be added to the Agreement:

               5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of: a) the Deferral Account balance on the Director's death, payable in 10 equal annual payments; or b) $30,083 per year payable for 10 years.

        IN WITNESS WHEREOF, the Director and the Company agree to this First Amendment.


DIRECTOR:                              COMPANY:

                                       First Community Bank & Trust



/s/ Merrill M. Wesemann, M.D           By /s/ Albert R. Jackson, III
-----------------------------            ----------------------------
Merrill M. Wesemann, M.D
                                       Title  President
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